AMENDMENT NUMBER 2
TO THE DEFINED CONTRIBUTION PROVISIONS (APPENDIX B) OF THE
CANADIAN PACIFIC RAILWAY COMPANY PENSION PLAN
CONSOLIDATED AS AT JANUARY 1, 2009
Effective April 1, 2011,

1.	Delete Section B.1.14 and replace it with the following:
B.1.14    Executive DC Member
“Executive DC Member” means a DC Member who holds a permanent position graded S43 or higher, or the equivalent classification under any of the Company’s salary plans.